For the fiscal year ended January 31, 2002.
File number 811-08587
Prudential 20/20 Focus Fund




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential 20/20 Focus Fund was held on January 17 and February 22, 2001, respectively. At the meetings, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                43,993,319		    1,239,185
Delayne Dedrick Gold	    	     44,000,753
1,231,751
Robert F. Gunia	                44,021,407		    1,211,097
	Douglas H. McDorkindale	     44,023,501		    1,209,003
W. Scott McDonald                    44,021,072		    1,211,432
Thomas T. Mooney		     44,023,506
1,208,998
	Stephen P. Munn		     44,032,315		    1,200,189
            David R. Odenath		     44,031,956		    1,200,548
Richard A. Redeker		     44,023,898
1,208,606
	Judy A. Rice			     44,021,272
1,211,232
Robin B. Smith 		     44,000,059		    1,232,445
Louis A. Weil III 		     44,017,261
1,215,243
Clay T. Whitehead		     44,016,786
1,215,718


02.	Approve a New Subadvisory Agreement between Prudential
Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against
	Abstentions

		51,097,071		887,725		940,450

03.	To permit PIFM to enter into or make material changes to
subadvisory
agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		30,665,132		2,751,209
	1,492,436

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		31,255,871		2,126,658
	1,526,248

5A.	Not Applicable


5B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		31,312,114		2,096,593
	1,500,070

5C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		31,441,749		1,978,585
	1,488,443

5D.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		31,269,711		2,157,319
	1,481,747

5E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	31,736,323		1,648,066
	1,524,388


5F.	Not Applicable





5G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		31,210,858		2,152,333
	1,545,586

5H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		31,411,697		1,861,127
	1,635,953

07.	To ratify the selection of PricewaterhouseCoopers LLP as
independent
accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		43,310,782		660,807		1,260,915








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